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                                  EXHIBIT 21

                        Subsidiaries of the Registrant


                               OHM CORPORATION

                        SUBSIDIARIES OF THE REGISTRANT

                                March 15, 1996


                                                       State or Other
      Name of Subsidiary                       Jurisdiction of Incorporation
      ------------------                       -----------------------------

OHM Remediation Service Corp.                              Ohio

Environmental Financial Services Corp.                     Delaware

Capital National Insurance Company                         Vermont

OHM Savannah River Corp.                                   Ohio